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                                   EXHIBIT 12

                          AVCO FINANCIAL SERVICES, INC.

                   STATEMENT OF COMPUTATION OF NUMBER OF TIMES
                              FIXED CHARGES EARNED

                         SIX MONTHS ENDED JUNE 30, 1998
                             (Thousands of dollars)


Income
  Income before income taxes................................................... $155,343
                                                                                --------
  Fixed charges to be added back to income -

    Interest and debt expense..................................................  222,832
    Rentals (one-third of all rent and related costs
       charged to income)......................................................    7,383
                                                                                --------

         Total fixed charges...................................................  230,215

Income before income taxes and fixed charges................................... $385,558
                                                                                ========

Ratio
  Number of times fixed charges covered by income
     before income taxes and fixed charges.....................................      1.7
                                                                                ========


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